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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the use in this Registration Statement on Form S-4 of our report dated March 16, 2007 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of AVANT Immunotherapeutics, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA
December 21, 2007

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm